EXECUTIVE SUMMARY

AUGUST 2018

http://www.lithiumore.net

LithiumOre (http://lithiumore.net), a wholly-owned subsidiary of Oroplata Resources, Inc. (OTCQB: ORRP), is a lithium resource exploration and development company, whose primary focus is the establishment of a low cost, environmentally sound production base to supply the rapidly growing lithium-ion battery industry for both mobile devices and laptops, as well as the burgeoning EV (electronic vehicle) industry. LithiumOre is focused on becoming a substantial, profitable lithium producer via the timely development of valuable production-grade lithium brine deposits in Nevada.

In the second half of 2018, we engaged experts to evaluate the region and the Western Nevada Basin (WNB) Claim to target on-site exploration efforts and determined that 300 claims of the WNB Claim were desirable for the Company's planned exploration, which we expect to begin in the second half of 2018.

Our Railroad Valley lithium exploration project is located in east-central Nevada and is situated on the western side of a very large closed topographic basin that encompasses an area of approximately 2,000 square miles (5,180 square kilometers). The Railroad Valley project has a geologic setting that is conducive to the formation of lithium-enriched brines. Our Company's property position adjoins some of the largest producing oil fields in Nevada.


Ely
60 Miles
6
RAILROAD
VALLEY
6
Tonapah
90 Miles

The Property

The Railroad Valley Project covers approximately 6,000 acres in a region of known lithium-enriched brines. We acquired the land that comprises the project by locating mining claims and obtaining a mining property lease through the Nevada BLM. On August 14, 2018 the Company announced that it had secured an additional 800 acres of strategic land holdings at their Railroad Valley Lithium Exploration Project, through the purchase of 40 additional claims that cover the favorable closed basin salar (salt flat).

Geology

The Railroad Valley is a closed drainage basin that covers an area of approximately 2,000 square miles (5,180 square kilometers) with a geologic setting that is dominated by lake and basin-fill sediments which overlie petroleum reservoirs. The basin is bounded on its westerly margin by Tertiary-age volcanic rocks of the Pancake Range, which are enriched in lithium and are potential source rocks for lithium brines.

In the Railroad Valley Project area, there appears to be a convergence of several factors favorable for lithium brine formation, including a deep, hydrologically closed basin covered by an evaporative playa. Previous oil exploration in the basin, adjacent to LithiumOre's newly acquired property, has encountered significant thicknesses of evaporitic and ash-fall sediments, and has demonstrated the existence of a large geothermal anomaly underlying the entire basin. The geothermal anomaly is further evidenced by numerous hot springs on the west side of the basin and adjacent to the project area, indicative of convective cycling within the local saline groundwater system. The numerous identifiable mechanisms for the potential concentration of lithium brines within the basin are highly promising and create a compelling exploration target.

Such geophysical anomalies, in addition to their close proximity to potential lithium source rocks, nearby geothermal energy occurrences and the presence of evaporative processes found on the existing playa, reflect the major characteristics favorable for lithium brine development.

Lithium Mining and Supply

These are only two ways currently to obtain lithium: Hard rock (including clay) mining and brine deposit mining. Traditional hard rock mining is time-consuming, energy and cost intensive, and has a larger environmental impact.

In lithium brine mining, the salt rich brines are pumped from beneath the surface and fed into a series of large, shallow ponds. Initial 200 to +1,000 parts per million (ppm) lithium brine solution is concentrated by solar evaporation and yields up to 6,000 ppm lithium after 18 - 24 months processing period.

The extraction process is low cost/high margin and battery grade lithium carbonate can be extracted. The cost-effectiveness of brine operations has forced even large producers in China and Russia to develop their own brine sources or buy most of their needed raw materials from brine producers.

The current (Brine) major lithium producers, are known as the "Lithium Three": Sociedad Quimica y Minera (SQM), Rockwood/Chemetall and FMC.

The Lithium Three are all extracting lithium from Puna Plateau salar brines. The majority of lithium produced today comes from brines in Chile, Argentina and Nevada.



Lithium Brine Extraction Process

As previously mentioned, lithium brine is concentrated through solar evaporation which takes 18-24 months. The advantage we will have is the ability to reduce this time to production. LithiumOre has located, and is in negotiations with, companies whose extraction method will reduce processing time to one week.

Demand

Lithium is set to be one of the tightest global markets in terms of supply for the next five decades. A number of global major economies are now mandating 100% EVs by as early as 2025 and 54% of global car sales are expected to be EVs by 2040. There is a clear impact on ever increasing demand from lithium processing factories for raw materials. To this end, our Railroad Valley Project is in the right place, at the right time.

LithiumOre's focus is on developing lithium brines. Our corporate goal is to produce a lithium mineral resource estimate for our Railroad Valley project in the last part of 2018.

Concurrently, research will continue to locate the most effective and efficient extraction technologies on the market.

Contact Information
Corporate Office
930 Tahoe Blvd., Suite 802-16
Incline Village, NV 89451
(775) 473-4744
info@lithiumore.net

Forward-Looking Statements

This Executive Summary contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the expected project economics for Western Nevada Basin (Railroad Valley), including estimates of life of mine, average production, cash costs, AISC, initial CAPEX, sustaining CAPEX, pre-tax IRR, pre-tax NPV, net cash flows and recovery rates, the impact of self-mining versus contract mining, the timing to obtain necessary permits, the submission of the project for final investment approval and the timing of initial gold production after investment approval and full financing, metallurgy and processing expectations, the mineral resource estimate, expectations regarding the ability to expand the mineral resource through future drilling, ongoing work to be conducted at the Western Nevada Basin (Railroad Valley), and the potential results of such efforts, the potential commissioning of a Pre-Feasibility study and the effects on timing of the project, are "forward-looking statements." Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended September 30, 2017. The Company assumes no obligation to update any of the information contained or referenced in this Executive Summary.